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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 18, 1997
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                            WestAmerica Corporation
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             (Exact name of registrant as specified in its charter)


         Oklahoma                         0-17538                 73-1322822
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(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)         Identification No.)


                 Highway 75 North, Dewey, Oklahoma        74029
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             (Address of principal executive offices)   (Zip Code)



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         (Former name or former address, if changed since last report)

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                  INFORMATION TO BE INCLUDED IN THE 8-K REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective as of June 26, 1997, Edward R. Foraker ("Foraker") and
W.F. Groszkruger ("Groszkruger") entered into a Stock Purchase Agreement with Capital Investment Partners, Inc., a Delaware corporation ("Capital") whereby Foraker and Groszkruger have agreed to sell all of their outstanding shares of common stock of the Registrant (the "Shares") to Capital. Foraker and Groszkruger shall collectively be referred to as "Sellers." Foraker, in addition to being a member of the Board of Directors of the Registrant, is also President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. Groszkruger is a member of the Board of Directors. Capital is a private investment banking firm involved in financing Sportsworld 2000 Resort, Inc., a sports based theme park and time share project planned for Orlando, Florida.

         Sellers collectively own 1,635,810 Shares (Foraker owns 1,360,015 Shares and Groszkruger owns 275,795 Shares) which represent approximately 52% of the total issued and outstanding Shares of the Registrant. Upon the completion of the purchase of Shares by Capital, a change of control of the Registrant will occur from Sellers to Capital.

         In consideration for the Shares, Capital shall pay to Sellers the sum of $2,862,667. The source of the funds to be used to pay to Sellers is private investor funds and working capital. In connection with the Stock Purchase Agreement, effective as of July 2, 1997, the common stock of the Registrant was split one for three. The Registrant will continue its oil and gas operations.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 (a) Registrant owns beneficially and of record all of the issued and outstanding capital stock of WESTAMERICA INVESTMENT GROUP, INC., a California corporation ("WAIG"), which capital stock consists of 531,512.68 shares of common stock, par value $0.7795 per share ("WAIG Shares"). WAIG is a broker-dealer duly registered with the Securities and Exchange Commission and is a member in good standing with the National Association of Securities Dealers, Inc. engaged in the general securities business.



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         On or about June 18, 1997, the Registrant pursuant to the terms of a
Stock Purchase Agreement (the "Purchase Agreement") with OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation ("Olympic"), sold and transferred all of its WAIG shares to Olympic. Olympic, through its wholly-owned subsidiary, National Securities Corp., conducts a national brokerage and underwriting business in 18 states. Olympic also conducts investment banking, institutional brokerage and research and training activities for small to middle market companies through the southern California offices of its wholly owned subsidiary, L.H. Friend, Weinress, Frankson & Presson, Inc. In consideration for the sale and transfer of the WAIG Shares, Olympic agreed to pay the Registrant the sum of $443,000. The amount of the consideration paid by Olympic to the Registrant was determined on the basis of an arms-length transaction, based on value of the business assets and its client basis. The Purchase Agreement also contains customary warranties, representations and covenants of the parties. Registrant will continue to operate its oil and gas business.

         This is no material relationship between the Registrant and its subsidiaries, including WAIG and Olympic or between any officer or director of the Registrant or its subsidiaries or any officer or director of Olympic.

                 (b)      Not applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                 Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 Not applicable.


ITEM 5.  OTHER EVENTS

                 Not applicable.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

                 (a) Stewart Smith and Michael C. Pryor, employees of WestAmerica Investment Group resigned as directors of the Registrant effective as of June 25, 1997 to pursue other interests. Neither Mr. Smith nor Mr. Pryor resigned because of a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.






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                 (b)      Not applicable.

                 (c)      Not applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 (a)      Not applicable.

                 (b)      Not applicable.

                 (c)      Not applicable.


ITEM 8.  CHANGE IN FISCAL YEAR

                 Not applicable.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 1997                  WESTAMERICA CORPORATION
                                    An Oklahoma Corporation



                                    By: /s/ Edward R. Foraker
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                                       Edward R. Foraker, President and Director
                                       Principal Executive Officer
                                       Principal Financial Officer
                                       Principal Accounting Officer



                                    By: /s/ William F. Groszkruger
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                                       William F. Groszkruger, Director



                                    By: /s/ Robert M. Coleman
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                                       Robert M. Coleman, Director







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